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UNION ELECTRIC COMPANY
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                            Year Ended December 31,


                                                       1994           1995           1996           1997           1998
                                                       ----           ----           ----           ----           ----

                                                              Thousands of Dollars Except Ratios

Net Income                                             $320,757      $314,107       $304,876       $301,655        $320,070
Add- Extraordinary items net of tax                           -             -              -         26,967               -
                                                       --------      --------       --------       --------        --------
Net Income from continuing operations                   320,757       314,107        304,876        328,622         320,070
                                                       --------      --------       --------       --------        --------
   Taxes based on income                                203,827       207,734        196,210        199,763         212,554
                                                       --------      --------       --------       --------        --------
Net income before income taxes                          524,584       521,841        501,086        528,385         532,624
                                                       --------      --------       --------       --------        --------


Add-fixed charges:
   Interest on long term debt                           117,838       121,738        120,547        125,705         124,766
   Other interest                                        17,770         7,501          7,828          9,299           1,660
   Rentals                                                1,299         3,330          3,458          3,727           3,416
   Amortization of net debt premium, discount,
      expenses and losses                                 5,504         5,502          4,269          3,672           3,522
                                                       --------      --------       --------       --------        --------

Total fixed charges                                     142,411       138,071        136,102        142,403         133,364
                                                       --------      --------       --------       --------        --------

Earnings available for fixed charges                    666,995       659,912        637,188        670,788         665,988
                                                      =========      ========       ========       ========        ========


Ratio of earnings to fixed charges                         4.68          4.78           4.68           4.71            4.99
                                                      =========      ========       ========       ========        ========


Earnings required for preferred dividends:
   Preferred stock dividends                             13,252        13,250         13,249          8,817           8,817
   Adjustment to pre-tax basis                            7,262         7,558          7,363          4,257           4,649
                                                       --------      --------       --------       --------        --------
                                                         20,514        20,808         20,612         13,074          13,466

Fixed charges plus preferred stock dividend
    requirements                                        162,925       158,879        156,714        155,477         146,830
                                                      =========      ========       ========       ========        ========

Ratio of earnings to fixed charges plus
    preferred stock dividend requirements                  4.09          4.15           4.06           4.31            4.53
                                                      =========      ========       ========       ========        ========
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